Exhibit 99.1

MEDIA CONTACTS:

Courtney Hurst

617-236-0500 x11

courtney@metiscomm.com

David Price

301-287-0364

dprice@edgar-online.com

EDGAR Online Reports Third Quarter 2011 Results

Record Quarterly Revenues of $7.6 Million

Record XBRL Filings Revenues of $4.0 million

ROCKVILLE, Md. – November 10, 2011 – EDGAR® Online, Inc. (NASDAQ: EDGR), a leading global provider of XBRL (eXtensible Business Reporting Language) data, software and services, today announced unaudited financial results for the third quarter of 2011 and the nine months ended September 30, 2011.

Highlights include:

•	XBRL filings revenues of $ 4.0 million, representing growth of 102 percent over the third quarter of 2010

•	Processing of 874 XBRL SEC filings in the quarter

•	Data and subscriptions revenues consistent with prior quarter results

Total revenues were $7.6 million for the quarter ended September 30, 2011 compared to $5.2 million for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, total revenues were $20.1 million compared to $14.5 million for the corresponding period in 2010. Adjusted EBITDA was a loss of ($1.0 million) for the quarter ended September 30, 2011 compared to ($0.9 million) for the quarter ended September 30, 2010. For the nine months ended September 30, 2011, adjusted EBITDA was a loss of ($4.5 million) compared to ($2.1 million) for the corresponding period in 2010.

XBRL filings revenues were $4.0 million for the quarter ended September 30, 2011, a 102 percent increase from the same quarter last year and a 57 percent increase from the prior quarter. For the nine months ended September 30, 2011 XBRL filings revenues were $8.9 million, which is a 91 percent increase over the corresponding period in 2010. Revenues from data and solutions were $1.9 million and $5.6 million, respectively, for the quarter and nine months ended September 30, 2011, consistent with revenues from the quarter and nine months ended September 30, 2010. Revenues from subscriptions were $1.2 million and $3.8 million respectively, for the quarter and nine months ended September 30, 2011, representing decreases of 6 percent and 10 percent, respectively, from the quarter and nine months ended September 30, 2010

“For a third straight quarter, EDGAR Online achieved record total revenues reflecting continued momentum in the filings business as all US public companies are now required to file or furnish XBRL financial statements,” said Robert J. Farrell, EDGAR Online president and CEO. “Our dedicated employees and partners have facilitated a strong revenue performance and continue to deliver high quality products and services to our clients.”

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Operating loss was ($2.7 million) for the quarter ended September 30, 2011 compared to ($1.7 million) for the same quarter last year. This change was primarily attributable to the continued expansion of infrastructure and software development required to position the Company for future growth in the XBRL filings and data markets.

Deferred revenues were $4.8 million at September 30, 2011 compared to $4.5 million at December 31, 2010. Deferred revenues represent amounts billed to customers that will be recognized as revenue in future quarters as the Company’s offerings are utilized. During the quarter ended September 30, 2011, the Company capitalized $0.2 million of costs for the development of internal software related to the XBRL filings business, which are included in property and equipment.

At September 30, 2011, cash, cash equivalents and short-term investments totaled $6.9 million compared to $11.0 million at December 31, 2010.

KEY FINANCIAL METRICS

(In thousands)	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2010	2011	2010	2011
Revenue:
XBRL filings	$1,959	$3,956	$4,642	$8,872
XBRL software	—	570	—	1,843
Data and solutions	1,892	1,887	5,703	5,643
Subscriptions	1,307	1,226	4,199	3,769

Total Revenues	$5,158	$7,639	$14,544	$20,127
Cost of revenues	$(2,244)	$(3,459)	$(5,706)	$(9,297)
Operating expenses	(4,613)	(6,851)	(12,661)	(19,877)
Interest, net	(65)	(71)	(221)	(154)

Net loss	(1,764)	(2,742)	(4,044)	(9,201)
Interest, net	65	71	221	154

Operating loss	(1,699)	(2,671)	(3,823)	(9,047)
Severance costs	211	341	438	341
Stock compensation	284	687	664	2,725
Capitalized software development	(512)	(189)	(1,597)	(1,077)
Depreciation and amortization	801	792	2,189	2,519

Adjusted EBITDA	$(915)	$(1,040)	$(2,129)	$(4,539)

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In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. As the Company defines it, adjusted EBITDA also excludes severance costs and the non-cash charge for stock compensation expense and includes capitalized software development costs incurred during the period. As required by the SEC, the Company provides the above reconciliation to net income (loss), which is the most directly comparable GAAP financial measure. The Company presents adjusted EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the operating performance of the Company by excluding certain non-cash expenses, such as stock compensation expense, as well as non-operating items that are not indicative of its core operating results. Furthermore, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. Since adjusted EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because not all companies calculate adjusted EBITDA in the same manner, the Company’s definition of adjusted EBITDA might not be consistent with that of other companies.

Business Outlook

Based upon the dynamics and anticipated market growth for XBRL related products and services, EDGAR Online continues to target annual revenue growth in excess of 25 percent over the next three years. Despite the anticipated revenue growth, our operations continue to be cash flow negative and as such our existing capital resources may not be sufficient for funding working capital, capital expenditures and debt obligations for the next 12 months. We intend to implement certain operational measures, including operating expense reductions, the launch of a new, higher margin software product and initiatives to drive higher margins from our XBRL filings business in order to preserve cash and move our operations to become cash flow positive.

Conference Call

EDGAR Online will hold its quarterly conference call to review results for the quarter ended September 30, 2011 on Thursday November 10, 2011, at 8:00 a.m. EDT. Robert Farrell, president and CEO, and David Price, CFO and COO, will host the call. To participate, please call (877) 407-9205 (toll-free for domestic callers), or (201) 689-8054 (international callers). The call will also be broadcast simultaneously over the Internet at: http://www.edgar-online.com/investor/. The teleconference replay will be available for approximately three months beginning at 7:00 p.m. EDT on November 10, 2011 by calling (877) 660-6853 (domestic) or (201) 612-7415 (international). The account number is 286 and the conference ID is 382125.

About EDGAR Online

EDGAR Online (NASDAQ: EDGR) is a leading global provider of XBRL data, software and services solutions that improve the flow of business information. The company’s integrated portfolio of products and services for global enterprises help them create, deliver, analyze and use quality information. Thousands use the company’s solutions, including U.S. public companies, mutual funds, leading financial analysts and institutional investors, as well as global regulators such as the FDIC, Banque de France and the U.S. Securities and Exchange Commission. The company delivers its solutions, including UBmatrix® XBRL software solutions, through an extensive network of partners, including LexisNexis®, NASDAQ OMX, Oracle, PR Newswire, RR Donnelley and SAP. To learn more about EDGAR Online, visit www.edgar-online.com.

This press release may contain forward-looking statements. These statements relate to future events or to future financial performance and may include, without limitation, statements regarding our future growth prospects, future demand for our XBRL products/services and future innovations in our data and solutions and subscriptions businesses. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from

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any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or our growth strategy. For further information about the factors that could affect EDGAR Online’s future results, please refer to our filings with the Securities and Exchange Commission. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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EDGAR ONLINE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Revenues:
XBRL filings	1,959	3,956	4,642	8,872

XBRL software	—	570	—	1,843
Data and solutions	1,892	1,887	5,703	5,643
Subscriptions	1,307	1,226	4,199	3,769

Total revenues	5,158	7,639	14,544	20,127
Cost of revenues	2,244	3,459	5,706	9,297

Gross profit	2,914	4,180	8,838	10,830

Operating expenses:
Sales and marketing	527	855	1,963	2,567
Product development	440	1,399	1,272	4,001
General and administrative	2,634	3,464	6,799	10,449
Severance costs	211	341	438	341
Amortization and depreciation	801	792	2,189	2,519

	4,613	6,851	12,661	19,877

Loss from operations	(1,699)	(2,671)	(3,823)	(9,047)
Interest and other, net	(65)	(71)	(221)	(154)

Net loss	(1,764)	(2,742)	(4,044)	(9,201)
Dividends on preferred stock	(346)	(764)	(921)	(1,926)

Accretion on preferred stock	(19)	(176)	(47)	(443)

Net loss to common shareholders	$(2,129)	$(3,682)	$(5,012)	$(11,570)

Weighted average shares outstanding—basic	26,972	30,955	26,929	30,127

Weighted average shares outstanding—diluted	26,972	30,955	26,929	30,127

Net loss per share—basic	$(0.08)	$(0.12)	$(0.19)	$(0.38)

Net loss per share—diluted	$(0.08)	$(0.12)	$(0.19)	$(0.38)

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EDGAR ONLINE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2010*	September 30, 2011 (unaudited)
Assets
Cash, cash equivalents and short-term investments	$10,991	$6,911
Accounts receivable, net	3,988	5,026
Other assets	218	647

Total current assets	15,197	12,584
Property and equipment, net	3,863	3,769
Goodwill	7,665	7,328
Intangible assets, net	3,066	2,563
Other assets	458	454

Total assets	$30,249	$26,698

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable and accrued expenses	$3,879	$5,826
Deferred revenues	4,468	4,817
Current portion of long-term debt	1,437	667

Total current liabilities	9,784	11,310
Long-term debt	—	1,333
Other long-term liabilities	233	298

Total liabilities	10,017	12,941

Redeemable preferred stock	19,431	21,801
Common stockholders’ equity:
Common stock	294	355
Treasury stock	(1,679)	(606)
Additional paid-in capital	78,201	77,423
Accumulated deficit	(76,015)	(85,216)

Total common stockholders’ equity (deficit)	801	(8,044)

Total liabilities, redeemable preferred stock and common stockholders’ equity	$30,249	$26,698

*	Derived from the company’s audited December 31, 2010 financial statements